AMENDMENT TO THE
SERIES PORTFOLIOS TRUST
CUSTODY AGREEMENT

    THIS AMENDMENT to the Custody Agreement, dated as of September 15, 2015, as amended (the “Agreement”), is entered into as of the last date on the signature block, by and between SERIES PORTFOLIOS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the agreement to add Verity U.S. Treasury Fund as a new series of the Trust, and to add the corresponding fee schedules applicable to the Verity U.S. Treasury Fund as Exhibit W to the Agreement; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Series Portfolios Trust:

•Exhibit W is hereby added and attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

SERIES PORTFOLIOS TRUST	U.S. BANK NATIONAL ASSOCIATION

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Exhibit W to the Series Portfolios Trust Custody Agreement
Name of Series
Verity U.S. Treasury Fund
Custody Services Fee Schedule
Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:
[...] basis points
Minimum annual fee per fund – $[...]
Plus portfolio transaction fees

Portfolio Transaction Fees
$[...] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
$[...] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
$[...] – Option/SWAPS/future contract written, exercised or expired
$[...] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
$[...] – Physical security transaction
$[...] – Check disbursement (waived if U.S. Bancorp is Administrator)
$[...] Manual instructions fee. (Additional Per Securities and Cash Transactions)
$[...] Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
$[...] Per Non-USD wire.
$[...] Per Non-FX Executed at U.S. Bank
$[...] Monthly charge on zero valued securities (Per ISIN)
$[...] Per Proxy Vote cast.
$[...] Dormant account fee (one year no activity)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$[...] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
Class Action Services – $[...] filing fee per class action per account, plus 3% of gross proceeds, up to a maximum per recovery not to exceed $[...].
No charge for the initial conversion free receipt.
Overdrafts – charged to the account at prime interest rate plus [ ]% unless a line of credit is in place.
Third Party lending - Additional fees will apply

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly.

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	[...]	[...]	Hong Kong	[...]	[...]	Poland	[...]	[...]
Australia	[...]	[...]	Hungary	[...]	[...]	Portugal	[...]	[...]
Austria	[...]	[...]	Iceland	[...]	[...]	Qatar	[...]	[...]
Bahrain	[...]	[...]	India	[...]	[...]	Romania	[...]	[...]
Bangladesh	[...]	[...]	Indonesia	[...]	[...]	Russia	[...]	[...]
Belgium	[...]	[...]	Ireland	[...]	[...]	Saudi Arabia	[...]	[...]
Bermuda	[...]	[...]	Israel	[...]	[...]	Serbia	[...]	[...]
Botswana	[...]	[...]	Italy	[...]	[...]	Singapore	[...]	[...]
Brazil	[...]	[...]	Japan	[...]	[...]	Slovakia	[...]	[...]
Bulgaria	[...]	[...]	Jordan	[...]	[...]	Slovenia	[...]	[...]
Canada	[...]	[...]	Kenya	[...]	[...]	South Africa	[...]	[...]
Chile	[...]	[...]	Kuwait	[...]	[...]	South Korea	[...]	[...]
China Connect	[...]	[...]	Latvia	[...]	[...]	Spain	[...]	[...]
China (B Shares)	[...]	[...]	Lithuania	[...]	[...]	Sri Lanka	[...]	[...]
Colombia	[...]	[...]	Luxembourg	[...]	[...]	Sweden	[...]	[...]
Costa Rica	[...]	[...]	Malaysia	[...]	[...]	Switzerland	[...]	[...]
Croatia	[...]	[...]	Malta	[...]	[...]	Taiwan	[...]	[...]
Cyprus	[...]	[...]	Mauritius	[...]	[...]	Tanzania	[...]	[...]
Czech Republic	[...]	[...]	Mexico	[...]	[...]	Thailand	[...]	[...]
Denmark	[...]	[...]	Morocco	[...]	[...]	Tunisia	[...]	[...]
Egypt	[...]	[...]	Namibia	[...]	[...]	Turkey	[...]	[...]
Estonia	[...]	[...]	Netherlands	[...]	[...]	UAE	[...]	[...]
Eswatini	[...]	[...]	New Zealand	[...]	[...]	Uganda	[...]	[...]
Euroclear (Eurobonds)	[...]	[...]	Nigeria	[...]	[...]	Ukraine	[...]	[...]
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Norway	[...]	[...]	United Kingdom	[...]	[...]
Finland	[...]	[...]	Oman	[...]	[...]	Uruguay	[...]	[...]
France	[...]	[...]	Pakistan	[...]	[...]	Vietnam	[...]	[...]
Germany	[...]	[...]	Panama	[...]	[...]	West African Economic Monetary Union (WAEMU)**	[...]	[...]
Ghana	[...]	[...]	Peru	[...]	[...]	Zambia	[...]	[...]
Greece	[...]	[...]	Philippines	[...]	[...]	Zimbabwe	[...]	[...]
* Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

Global Custody Base Fee
A monthly base fee of $[...] per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month. Safekeeping and transaction fees are assessed on security and currency transactions.
Global Custody Tax Services:
Global Filing: $[...] per annum
U.S. Domestic Filing: $[...] per annum (Only ADRs)
Any client who does not elect for tax services (and does them themselves, would be charged an out of pocket expense per the normal process).

Miscellaneous Expenses
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, central securities depository fees, securities market regulator fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.

Adviser’s Signature Acknowledging the Fee Schedule on Next Page

Verity Asset Management, Inc.

By:
Name:
Title:
Date:

4